UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 15, 2017

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Franklin Parkway, San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
(c) On February 15, 2017, the Board of Directors of Franklin Resources, Inc. (the “Company”) took action to add Chief Operating Officer to Jennifer M. Johnson’s title. Effective as of February 15, 2017, Ms. Johnson’s title is President and Chief Operating Officer. Ms. Johnson, age 52, has served as President of the Company since December 31, 2016, and previously served as Co-President of the Company from October 2015 to such date. Prior to that, she served as Executive Vice President and Chief Operating Officer of the Company from March 2010 to September 2015, as Executive Vice President - Operations and Technology of the Company from December 2005 to March 2010, and as Senior Vice President and Chief Information Officer of the Company from May 2003 to December 2005. Ms. Johnson also has been an officer or director of certain subsidiaries of the Company for more than the past five years. She joined the company in 1988. Ms. Johnson is a sister of Gregory E. Johnson and Charles E. Johnson and a niece of Rupert H. Johnson, Jr. Gregory E. Johnson is the Chairman of the Board and Chief Executive Officer and a director of the Company, Rupert H. Johnson, Jr. is Vice Chairman and a director of the Company and Charles E. Johnson is a director of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On February 15, 2017, the Company held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the final voting results were as follows:

1.
To elect 10 directors to the Board of Directors of the Company (the “Board”) to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Each of the 10 nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Against	Abstain	Broker Non-Votes
Peter K. Barker	456,302,157	3,177,224	146,738	37,009,916
Mariann Byerwalter	458,906,804	579,442	139,873	37,009,916
Charles E. Johnson	442,533,723	16,483,024	609,372	37,009,916
Gregory E. Johnson	450,887,273	6,284,418	2,454,428	37,009,916
Rupert H. Johnson, Jr.	443,456,714	15,609,605	559,800	37,009,916
Mark C. Pigott	456,816,766	2,668,431	140,922	37,009,916
Chutta Ratnathicam	456,038,675	3,441,922	145,522	37,009,916
Laura Stein	455,105,238	4,382,857	138,024	37,009,916
Seth H. Waugh	456,970,235	2,519,717	136,167	37,009,916
Geoffrey Y. Yang	458,730,503	662,113	233,503	37,009,916

2.	To hold an advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
446,469,448	12,865,109	291,562	37,009,916

3.	To hold an advisory vote on the frequency of obtaining future advisory votes to approve the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain
190,476,566	1,264,040	267,594,961	290,552

In light of such vote, the Company has decided to include a stockholder vote on the compensation of its executives in its proxy materials every three years, until the next required vote on the frequency of stockholder votes on the compensation of executives.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017.
The ratification of the appointment of PricewaterhouseCoopers LLP was approved, and the voting results are set forth below:

For	Against	Abstain
492,761,140	3,768,218	106,677

5.	To consider and vote on a stockholder proposal requesting a report from the Board on climate change and proxy voting.
This stockholder proposal was not approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
19,101,185	403,979,084	36,545,850	37,009,916

6.	To consider and vote on a stockholder proposal requesting a report from the Board on executive pay and proxy voting.
This stockholder proposal was not approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
14,818,116	413,465,038	31,342,965	37,009,916

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	February 15, 2017	/s/ Maria Gray
Name: Maria Gray Title: Vice President and Secretary

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